COLUMBIA LABORATORIES



March 2012

Columbia Laboratories, Inc.

(Nasdaq: CBRX)

Frank Condella, **President + CEO**

Larry Gyenes, **SVP + CFO**

Safe Harbor

This presentation contains forward-looking statements, which statements are indicated by the words "may," "will," "plans," "believes," "expects," "intends," "anticipates," "potential," "should," and smilar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® by Watson Pharmaceuticals, Inc., in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; timely and successful development of a next-generation vaginal progesterone product; Watson's and Merck Serono's continued desire to develop progesterone vaginal gel 8% for the preterm birth indication in the U.S. and the rest of the world, respectively; Watson's success in obtaining timely approval, if any, of a new drug application (NDA) by the U.S. Food and Drug Administration (FDA) for progesterone vaginal gel 8% for the preterm birth indication; Merck Serono's success in obtaining timely marketing approvals, if any, of progesterone vaginal gel 8% for the preterm birth indication in countries outside the U.S.; the timing and level of success of a future product launch, if any; the ability of our third-party manufacturers to supply CRINONE; the impact of competitive products and pricing; our ability to use our tax net operating loss carryforwards ("NOLs") to offset future taxable earnings, if any; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia's reports filed with the SEC. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

Executive Management

- Frank C. Condella, Jr. | President and CEO, Director
- Lawrence A. Gyenes | SVP, CFO & Treasurer
- Michael McGrane | SVP, General Counsel and Secretary
- George W. Creasy, MD | VP, Clinical Research & Development
- Kip D. Martin | VP, Business Development

Columbia Laboratories

- Publicly-traded specialty pharmaceutical company:
- Successful history of developing proprietary products for women's health administered vaginally:
  - CRINONE® 8% progesterone vaginal gel
    - Sold Worldwide for use in infertility treatments
    - Marketed by Watson (U.S.) and Merck Serono (RoW)
    - Watson developing progesterone vaginal gel 8% to reduce the risk of preterm birth (PTB) in women with a short cervix at mid-pregnancy
    - Merck Serono evaluating PTB opportunity ex-U.S.
  - CRINONE® 4% progesterone vaginal gel
    - Marketed by Watson (U.S.) to treat secondary amenorrhea
  - Replens®, RepHresh® and Advantage-S®
    - OTC products sold to Lil' Drug Store Products, Inc.

CRINONE ex-U.S.

MERCK SERONO

- Merck Serono holds exclusive license to CRINONE outside U.S.
  - Marketing CRINONE in 63 countries
- CBRX is exclusive supplier to Merck Serono
- CBRX receives (country by country) the greater of:
  i. 30% of the net selling price, or
  ii. Our direct manufacturing cost plus 20%
- CBRX gross margin: ~40% on product sales

CRINONE: U.S.

Watson

- Watson markets CRINONE for infertility
- CBRX supplies product at COGS +10%
- CBRX receives royalty on sales (at least 10%)
- Watson funding:
  - Life-cycle management
  - Development of preterm birth (PTB) indication
    - Will market for PTB if approved
    - U.S. commercial launch for PTB would trigger $30m milestone payment to CBRX

CRINONE Growing in Infertility

Net Revenue Growth from Partner Sales


40%
59%
2010
2011
$16.0
$12.0
$8.0
$4.0
$0
Merck Serono
Watson

- Estimated $65m in total 2011 in-market sales worldwide, a 27% increase over 2010
- Sales expected to continue to grow

Efficient Operation

- Lean operating group (14 employees)
- Manages manufacturing for partners through CMOs
- Executes public reporting obligations
- Joint Development Committee with Watson
- Outsourced R&D activities

Multiple Valuable Components

Asset	Comments
CRINONE Franchise	• Significant TRx growth in U.S. in 2011 • Increasing Merck Serono distribution ex-U.S.
PTB Upside	• Significant upside (royalties + milestone payments) • Ex-U.S. interest from Merck Serono
Cash	• $25 million on hand (12/31/11) • Cash flow neutral to positive platform
NOLs	• Up to $160 million, if fully realized
Public Listing	• Access to capital markets
Pipeline	• Issued and pending patents globally • Two early stage development products

Key Statistics

Nasdaq: CBRX

Recent market price (2/29/2012)	$0.66
Shares outstanding (12/31/2011)	87.3 million
Market capitalization (2/29/2012)	$57.6 million
Cash, equivalents & investments (12/31/2011)	$25.1 million
Debt (12/31/2011)	$0.0 million

Columbia Laboratories Capitalization Table @ 2/29/12

Nasdaq: CBRX

Shares Outstanding		87.3 million
	Average	
Preferred Shares	@ $ 1.42	2.0
Warrants*	@ $ 1.42	9.9
Options	@ $ 2.11	5.7
Fully Diluted Shares		104.9 million

*All warrants have "cashless" exercise option

Potential Upside:
Progesterone Vaginal Gel 8% in PTB

- Proposed Indication: the reduction of risk of preterm birth in women with singleton gestation and a short uterine cervical length in mid-trimester of pregnancy
- Application supported by large, well-controlled Phase III clinical trial plus additional published supporting studies
- In 14 years of post-marketing surveillance, no safety signals identified with progesterone vaginal gel 8%

Preterm Birth and Short Cervix

- Preterm birth (PTB)
  - Delivery from 20 to 36 6/7 weeks of gestation
  - Occurs in ~12% of all pregnancies in U.S.*
- Primary cause of neonatal morbidity & mortality
- Cost to U.S. Health System: ~$51,600 per preterm infant^
- Short cervix
  - The single most important predictor of PTB+
  - Detectable in mid-trimester
  - No approved treatment

*Source: November 17, 2011, National Center for Health Statistics, "Births: Preliminary Data for 2010".
^Behrman RE et al. in: Behrman RE, Butler AS, eds. Preterm Birth: Causes, Consequences, and Prevention. Washington, DC: The National Academies Press; 2006:329-354. +Based on the c-index, which is the area under the receiver – operating characteristics curve. To MS et al. *Ultrasound Obstet Gynecol*. 2006;27(4):362-367.

Shorter Cervical Length (CL) Associated with Increasing Risk of Preterm Birth (PTB)



Risk of Premature Delivery
14
12
10
8
6
4
2
0
No. of Women
800
700
600
500
400
300
200
100
0
No. of Women
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68
Length of Cervix (mm)
0 5 10 25 50 75
Percentile

Iams et al. NEJM 1996

- 2915 patients screened
- 24 week TVU
- Multiple studies confirm the association of CL + PTB
- At least 25% of pregnant women are at risk for PTB due to Short Cervical Length

Iams JD et al. *N Engl J Med.* 1996;334(9):567-572.

Published Results Demonstrating Efficacy of Vaginal Progesterone in Short Cervix



Study 302
p=0.075
p=0.022
p=0.012
30
22.5
15
7.5
0
Percentage of Subjects
45%
44%
39%
5.1
9.4
8.9
15.2
14.5
22.3
< 28 Weeks
< 33 Weeks
< 35 Weeks
Gestational Age at Delivery

Infant Outcomes

- Reduction in respiratory distress syndrome (p=0.036)
- Reduction in number of babies born with birth weight < 1500 g (p=0.014)
- Strong trends in infant outcomes generally

Other evidence supporting vaginal progesterone in short cervix

- Study 300 short cervix — 37% ↓ at week 33
- Fonseca 2007 — 44% ↓ at week 34
- Romero 2011 — 42% ↓ at week 33

Vaginal Progesterone in the News

Ultrasound in Obstetrics and Gynecology (July 2011): Editorial: "Universal cervical-length screening and vaginal progesterone prevents early preterm births, reduces neonatal morbidity and is cost saving: doing nothing is no longer an option."

SMFM Special Delivery Fall 2011: "As a result of accumulating evidence, SMFM is collaborating on final guidelines for making cervical-length screening and vaginal progesterone therapy a standard part of obstetric care."

American Journal of Obstetrics and Gynecology (December 2011): Meta-analysis published: "Administering vaginal progesterone... reduces the risk of preterm birth and neonatal morbidity."

ACOG News, January 2012: "Progesterone Gel Found to Reduce Certain Preterm Births"

Phillyburbs.com: "Starting in 2012, (Thomas Jefferson University Hospital) department of obstetrics will recommend a simple test to all pregnant women in its care midway through their pregnancy. It will measure the length of their cervix using ultrasound."

Vaginal Progesterone in the News

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Home > Pregnancy > Preterm labor

Preterm labor

- Preterm labor and delivery can happen to any pregnant woman.
- Women can take steps to reduce the risk of preterm labor.
- Know the signs of preterm labor and what to do about them.



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Progesterone treatment to prevent preterm birth

Preterm birth is birth that happens too soon, before 37 completed weeks of pregnancy. Babies who are born preterm may need to stay in the hospital longer or have more health problems than babies born full term. Progesterone may help prevent preterm birth for some women. Talk to your provider to see if progesterone treatment may help reduce your risk of having preterm birth.

What is progesterone?
Progesterone is a hormone. It plays a key role during pregnancy.

In early pregnancy, the hormone helps your uterus grow and keeps it from contracting. (If your uterus contracts in early pregnancy, this may lead to miscarriage.) In later pregnancy, progesterone helps your breasts get ready to make breastmilk. It also helps your lungs work harder to give oxygen to your growing baby.

Recent studies show that for some women, especially if they have a short cervix or if they already had a preterm birth, being given progesterone during pregnancy may help reduce the risk of having a premature baby.

There are two kinds of progesterone treatment: vaginal gel and shots. Studies to date show that gel may help reduce preterm birth for pregnant women with a short cervix. Shots are recommended for pregnant women who already had a preterm birth.

What is progesterone gel?
Progesterone gel is a treatment for women who have a short cervix. Progesterone gel comes in a tampon-like applicator that you place in your vagina. You put in one applicator of progesterone gel every day. You may begin treatment between 20 and 23 weeks of pregnancy. Treatment can last until just before 37 weeks of pregnancy.

Studies show that treatment with progesterone gel in women with a short cervix can help prevent preterm birth and some of the problems that premature babies have after birth.

What is short cervix?
The cervix is the part of your uterus that opens and shortens during labor. These changes allow your cervix to become thinner and softer so that your baby can pass through the birth canal during childbirth.

If you have a short cervix, it may open too early, before your baby is ready to be born. Women who have a short cervix have a 1 in 2 chance of having a preterm birth. Your health provider may find that you have a short cervix during an ultrasound.

If you have a short cervix during pregnancy, you're at risk for preterm birth. Ask your provider about treatment with progesterone gel that may help reduce this risk.


Normal length cervix
Short cervix
Cervix
Cervix

Image credit: National Institutes of Health, 2011

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NDA Status Update

NDA submitted	4/26/11
Advisory Committee	1/20/12
Transferred ownership of NDA to Watson	2/10/12
Complete response letter received from FDA	2/24/12

- Acknowledged statistical significance met at $\leq 32^{6/7}$ weeks gestation ($p=0.022$) but did not meet the level of statistical significance generally expected to support the approval of the product in the U.S. market from a single trial
- Although not part of the requirements communicated during pre-Phase III meetings, FDA raised the issue of robustness in efficacy in the U.S. sub-cohort as compared to the overall efficacy of the trial
- Additional clinical work required to support approval

Watson requested an end of review meeting with FDA

U.S. Market Opportunity in Preterm Birth

4.3 Million Births Annually

Mid-pregnancy Cervical Length

10 - 20 mm (4%)*	20 - 25 mm (6%)*	25 - 30 mm (20%)*
172,000 women	258,000 women	860,000 women

1.3 million women with "short cervix" become pregnant each year

Course of treatment is daily administration for approximately 16 weeks

* Estimated using previously published studies e.g., Iams JD et al. *N Engl J Med.* 1996;334(9): 567-572

Market Exclusivity

- Two issued U.S. patents; Others ROW
  - Method of progesterone delivery and affect thereof
    - Orange Book listed
    - Expires September 2013
  - Progesterone for the treatment or prevention of spontaneous preterm birth
    - Orange Book listable
    - Expires 2028
- Life-cycle management strategy underway
  - Watson developing next-generation progesterone products
- Other barriers to generic entry
  - Non-inferiority clinical trial likely required for any generic

Potential Milestone & Annual Royalty Streams from Watson

$30 Million Payment upon U.S. Commercial Launch for PTB

Annual Sales	$50m	$100m	$150m	$250m	$500m
Royalties @ Different Sales Levels	$5m	$10m	$15m	$30m	$80m

10% on sales up to $150m

15% on sales $150m–$250m

20% on sales above $250m

Summary

- Strong balance sheet; healthy cash position; debt free
- Ongoing growth in royalty and product revenues from Watson & Merck Serono
- Watson received CRL from FDA, has requested end of review meeting with FDA to discuss regulatory path
- $32.5m in potential milestone payments related to investigational preterm birth indication
- Recently announced 42% workforce reduction & other cost-saving measures
- Beyond Q1 2012, expect to be cash flow breakeven-to-positive for foreseeable future
- NOL of ~$160 million a significant tax asset, if fully realized

Columbia Laboratories

Investor Relations Contacts:

Larry Gyenes
Chief Financial Officer
Columbia Laboratories, Inc.

T: 973 486 8860
lgyenes@columbialabs.com

Seth Lewis
Vice President
The Trout Group

T: 646 378 2952
slewis@troutgroup.com